EXHIBIT 23(B)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Suburban Lodges of America, Inc. on Form S-8 of our report on the financial statements of Gulf Coast Associates, Ltd. d/b/a Suburban Lodge of Forest Park dated March 26, 1996, appearing in Registration Statement No. 333-04347 dated May 23, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Atlanta, Georgia
September 9, 1996

EXHIBIT 23(B)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Suburban Lodges of America, Inc. on Form S-8 of our report on the financial statements of Suburban Lodges of America, Inc. and Affiliated Entities dated March 17, 1996 (May 22, 1996 as to Note 11) appearing in Registration Statement No. 333-04347 dated May 23, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Atlanta, Georgia
September 9, 1996